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                                                                   EXHIBIT 10.17

                              COMMERCIAL LEASE-NET
                            (Single Tenant Building)

                            Basic Lease Information

Date: 2-28, 2000

Landlord: Oelsner Commercial Properties

Tenant: Macromedia, Inc.

Premises (section 1.1): Address: 1750 Alameda Street, San Francisco, California

Term (section 2.1): Ten (10) Years

Commencement Date (section 2.1): ____________, 2000

Options (Section 2.4): One (1) five (5) year option to extend

Expiration Date (section 2.1): _______________, 2010

Initial Base Rent (section 3.1(a)): Year 1 = $43.50 per annum per square foot
                                    Year 2 = Year 1 Base Rent plus greater of
                                             3% or CPI
                                    Year 3 = Year 2 plus greater of 3% or CPl
                                    Year 4 = Year 3 plus greater of 3% or CPI
                                    Year 5 = Year 4 plus greater of 3% or CPI
                                    Year 6 = Year 5 plus greater of 3% or CPI
                                    Year 7 = Year 6 plus greater of 3% or CPI
                                    Year 8 = Year 7 plus greater of 3% or CPI
                                    Year 9 = Year 8 plus greater of 3% or CPI
                                    Year 10 = Year 9 plus greater of 3% or CPI

Security Deposit (section 3.5): Two month's rent or one month's rent and a Letter of Credit for the second month's rent.

Use (section 6.1): General office use associated with software development, marketing and related uses.

Liability Insurance (section 10.3): $2 million/$5 million [Coverage amounts and structure to be one hundred percent replacement and reviewed annually]

Landlord's Address (section 23.1): 960 S. Virginia Street, Reno, Nevada 89502

Tenant's Address (section 23.1): 600 Townsend Street, San Francisco, California 94103

Exhibits and Addenda (section 26.3): Exhibit A - Description of Premises
                                     Exhibit B - Estoppel Certificate



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                                             Exhibit C - Base Building Condition



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        The foregoing Basic Lease Information is incorporated in and made a part of the Lease to which it is attached. If there is any conflict between the Basic Lease Information and the Lease, the Lease shall control.

Landlord:                                   Tenant:

Oelsner Commercial Properties               Macromedia, Inc.

By /s/ Paul F. Oelsner                      By /s/ [SIGNATURE ILLEGIBLE]
  ---------------------------------           ---------------------------------
       (Paul F. Oelsner)

Its General Partner                         Its Vice President, General Counsel



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                                      LEASE

     THIS LEASE, made as of the date specified in the Basic Lease Information, by and between the landlord specified in the Basic Lease Information ("Landlord"), and the tenant specified in the Basic Lease Information ("Tenant"),

                                   WITNESSETH:

                                    ARTICLE 1

                                    Premises

     1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants hereinafter set forth, to all of which Landlord and Tenant hereby agree, the building specified in the Basic Lease Information containing approximately sixty thousand (60,000) square feet of space and the land on which the building is located, as shown on Exhibit A attached hereto (the "Premises"). The Premises contain approximately sixty thousand (60,000) square feet. The square footage shall be the dimensions of the building on each level measured from the exterior walls without deduction for interior penetrations. Tenant's architect shall determine the actual square footage within thirty (30) days of the Commencement Date subject to Landlord's reasonable review and approval. If the parties cannot agree, then Landlord shall employ an independent licensed architect to determine the actual square footage which determination shall be final, conclusive and binding. In the event that any alteration, repair or addition increases the square footage of the Premises, the added square footage shall be added to the foregoing amount and the Base Rent increased accordingly. In the event that any alteration, repair or addition decreases the square footage, no adjustment shall be made.

                                    ARTICLE 2

                                      Term

     2.1 The term of this Lease shall be the term specified in the Basic Lease Information, which shall commence within three (3) weeks of notice to Landlord of Tenant's desire to begin work on the Premises ("Commencement Date"); provided, however, that Landlord shall vacate the Premises no later than sixty
(60) days after the execution of this Lease and the Commencement Date shall begin no later than the day Landlord vacates the Premises and, unless sooner terminated as hereinafter provided, shall end one hundred twenty (120) months following the Rent Commencement Date (the "Expiration Date").

     2.2 If the Commencement Date is not the first day of a calendar month, Tenant shall pay to Landlord, as additional rent, the Base Rent payable under section 3.1, calculated on a per diem basis, for the period from the Rent Commencement Date until the first day of the next full calendar month. Tenant shall pay the Base Rent in respect of such period to Landlord on the Rent Commencement Date.


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     2.3  Tenant shall accept the Premises "as is" on the Commencement Date.
Landlord shall have no obligation to construct or install any improvements in the Premises. Tenant's possession of the Premises shall constitute Tenant's acknowledgment that the Premises are in all respects in the condition in which Landlord is required to deliver the Premises to Tenant under this Lease and that Tenant has examined the Premises and is fully informed to Tenant's satisfaction of the physical and environmental condition and the utility of the Premises. Tenant acknowledges that Landlord, its agents and employees and other persons acting on behalf of Landlord have made no representation or warranty of any kind in connection with any matter relating to the physical or environmental condition, value, fitness, use or zoning of the Premises upon which Tenant has relied directly or indirectly for any purpose.

     2.4 Provided that Tenant is not in default under or breach of this Lease beyond any applicable cure period provided herein, either at the time of exercising the applicable option to renew described below or at the time such renewal term commences, Tenant shall have the option to renew this Lease for one
(1) additional term of five (5) years. Tenant shall exercise its option to renew by delivering to Landlord written notice of Tenant's election to renew the term of this Lease at least nine (9) months before the expiration of the then current term of this Lease. Landlord's failure to receive Tenant's written notice duly electing to renew the term of this Lease shall be conclusively deemed Tenant's election not to exercise its option to renew, in which event the term shall expire on the last day of the term. If Tenant duly exercises its option to renew, then Tenant shall continue to occupy the Premises on all of the terms and conditions of this Lease, except that: (a) the Base Rent, as adjusted under
Section 3.6, payable by Tenant during the applicable renewal term shall be increased as set forth in section 3.1(a); and (b) Tenant shall have no further renewal options under this Lease, except as provided in section 8.2 and section
15.3. Tenant's rights to extend the term of this Lease are personal to Tenant, may not be exercised by or be assigned to any person or entity other than Tenant, and shall terminate and be of no further effect in the event of any assignment of this Lease or subletting of all of the Premises to any person or entity except assignments as permitted under Section 12.4, and provided that partial assignments not resulting in the termination of this Lease by Landlord under Article 12 shall not terminate Tenant's rights to extend the term of this Lease.

                                    ARTICLE 3

                                      Rent

     3.1  Tenant shall pay to Landlord the following amounts as rent for the
Premises:

     (a) For the first sixty (60) days following the Commencement Date, Tenant shall be entitled to occupy the Premises without the payment of rent in order to begin Base Building and Tenant Improvement work. Following the expiration of such period ("Rent Commencement Date") and until the last day of the twelfth full calendar month thereafter, Tenant shall pay to Landlord, as base monthly rent, the amount of monthly rent specified in the Basic Lease Information (the "Base Rent"). Commencing on the first day of the thirteenth full calendar month after the Rent Commencement Date, and on each anniversary of that date thereafter (including the renewal term), the Base Rent shall be subject to increase. The amount of such increase shall be the amount obtained pursuant to the Consumer Price Index ("CPI") (as


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hereinafter defined) or three percent (3%), whichever is greater. On each annual anniversary of the Rent Commencement Date ("CPI Adjustment Date"), the Base Rent shall be adjusted upward, but never decreased, by the sum of (i) the Base Rent for the immediately preceding month, including any prior adjustments, plus (ii) the greater of the product obtained by multiplying such Base Rent by three percent (3%) or the percentage increase in the CPI by the difference between the CPI as currently published and in effect on the CPI Adjustment Date and the CPI as then published and in effect twelve (12) months earlier. Landlord and Tenant each shall, promptly after any determination of the Base Rent pursuant to this section 3.1, execute and deliver to the other a written amendment to this Lease which sets forth the Base Rent, but such Base Rent shall become effective whether or not such amendment is executed. In the event Landlord and Tenant do not promptly calculate such CPI Adjustment, Tenant shall pay Landlord any increase from each CPI Adjustment Date immediately upon notice from Landlord.

     As used in this Lease, "Consumer Price Index" shall mean the Consumer Price Index for San Francisco, Oakland, San Jose, All Urban Consumers, All Items, 1982-1984 equals 100, published by the United States Department of Labor, Bureau of Labor Statistics. If the federal government revises or ceases to publish the Consumer Price Index, Landlord and Tenant shall convert to the revised index or adopt the successor index in accordance with the guidelines therefor issued by the federal government.

     (b) Throughout the term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated "additional rent." As used in this Lease, "rent" shall mean and include all Base Rent and additional rent payable by Tenant in accordance with this Lease.

     (c) The following is an example of the foregoing provision: The rent shall be adjusted every twelve (12) months this Lease remains in full force and effect. The first adjustments shall be made commencing with the first month of the second year of the term, and the cost of living index to be used shall be the one published for the preceding month of April. For example, if the cost of living index for the month of April, 2002, at the time of computation, was 209.9, and the April, 2001 CPI was 202.9, the increase in the cost of living index is 7.0. The percentage of change is therefore 7.0 over 202.9 times 100, which equals 3.449 percent. The rent shall be adjusted commencing for the ensuing year by 3.449 percent. Assuming the base rent with CPI of the second year was $44.59 per sq. ft. for the purpose of this example only, the adjusted Base Rent for the next twelve (12) months would be $44.59 per sq. ft. plus 3.449 percent or $1.538 for a total of $46.128 per sq. ft. per month new annual Base Rent.

     3.2 It is the intention of Landlord and Tenant that the Base Rent payable by Tenant to Landlord during the entire term of this Lease shall be absolutely net of all costs and expenses incurred in connection with the management, operation, maintenance, repair and replacement of the Premises in accordance with this Lease. Landlord shall have no obligations or liabilities whatsoever with respect to the management, operation, maintenance, repair or replacement of the Premises during the term of this Lease, and Tenant shall manage, operate, maintain, repair and replace the Premises in accordance with this Lease and shall pay all costs and expenses incurred in connection therewith before such costs or expenses become delinquent. Without limiting the


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generality of the foregoing, throughout the entire term of this Lease, Tenant shall pay, as additional rent, all premiums for all property and liability insurance covering the Premises carried by Tenant, all Property Taxes (as defined in section 4.1) and all Other Taxes (as defined in section 5.1) that accrue during or are allocable to the term of this Lease.

     3.3 Tenant shall pay all Base Rent to Landlord, in advance, on or before the first day of each and every calendar month during the term of this Lease. Tenant shall pay all additional rent upon demand. Tenant shall pay all rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, at the address of Landlord specified in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing.

     3.4 Tenant acknowledges that the late payment by Tenant of any Base Rent or additional rent (including the items described in section 3.2) will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include administration and collection costs and processing and accounting expenses. Therefore, if any Base Rent or additional rent is not received by Landlord within five (5) days after Tenant's receipt of written notice from Landlord that such sum is past due, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such delinquent amount. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered by Tenant's failure to make timely payment. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant's failure to pay all rent due under this Lease in a timely fashion, including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at such due date or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum.

     3.5 Upon signing this Lease, Tenant shall pay to Landlord (a) an amount equal to the Base Rent for the first month of the term of this Lease for which the Base Rent is to be paid, which amount Landlord shall apply to the Base Rent for such first month, and (b) the amount of the security deposit specified in the Basic Lease Information (the "Security Deposit"). One half of the Security Deposit may be in a reasonably acceptable letter of credit in favor of the Landlord. The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant, and Tenant shall not be entitled to interest thereon. If Tenant fails to perform any of the covenants of this Lease to be performed by Tenant, then Landlord shall have the right, but no obligation, to apply the Security Deposit, or so much thereof as may be necessary, to cure any such failure by Tenant. If Landlord applies the Security Deposit or any part thereof to cure any such failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Security Deposit to the full amount required by this section 3.5. The Security Deposit shall be applied to the last month's rent. Any remaining portion of the Security Deposit shall be returned to Tenant upon termination of this Lease. Upon termination of the original Landlord's or any successor owner's interest in the Premises, the original Landlord or such successor owner shall be released from


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further liability with respect to the Security Deposit upon the original
Landlord's or such successor owner's transferring the Security Deposit to the new owner. Landlord's obligations with respect to the Security Deposit are those of a creditor and not of a trustee. Landlord shall not be required to maintain the Security Deposit separate and apart from Landlord's general or other funds, and Landlord may co-mingle the Security Deposit with any of Landlord's general or other funds. Notwithstanding the foregoing, upon the lien free completion by Tenant of the Base Building Work and the Tenant Improvements, one month's Security Deposit shall be returned to Tenant.

     3.6 During the renewal terms (if Tenant has timely exercised its renewal option for the same), the Base Rent shall be the fair market rental ("Fair Market Rental") for the Premises as of the end of the just expired Lease Term, but in no event less than the Base Rent, including all adjustments, being paid at the end of such Lease Term.

     (a) As used herein, Fair Market Rental shall mean the annual amount per square foot that a willing comparable entity, non-renewal, non-expiration new tenant would pay and a willing, comparable Landlord of a similar class building which is situated in downtown San Francisco, California, would accept at arm's length without deduction for brokerage commissions and/or tenant improvement allowances, if any.

     (b)  Procedure for Determining Fair Market Rental.

     Landlord and Tenant shall attempt to agree upon the Fair Market Rental for the extended term(s) within twenty (20) days following delivery of Tenant's notice of exercise to Landlord. If Landlord and Tenant are not able to agree upon said Fair Market Rental for the extended term(s) within said twenty (20) day period, the Base Rent and the method of rental adjustment for the extended term shall be determined by appraisal in the manner hereinafter set forth.

     In the event it becomes necessary under this paragraph to determine the Fair Market Rental for Base Rent and the method of rental adjustment for the Premises by appraisal, Landlord and Tenant each shall appoint a real estate appraiser who shall be a member of the American Institute of Real Estate Appraisers ("AIREA") or it's successor organization and experienced in appraising commercial real estate in the vicinity of the Premises and such appraisers shall each determine the Fair Market Rental for the Base Rent and the method of rental adjustment taking into account the value of the Premises and the amenities provided, prevailing comparable rentals and rental adjustment practices in the area. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Landlord and Tenant. If the Fair Market Rental for the Base Rent established in the two (2) appraisals varies by five percent (5%) or less of the higher rental, the average of the two shall be controlling. If said Fair Market Rental varies by more than five percent (5%) of the higher rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA and who shall also be experienced in the appraisal of rental values and adjustment practices for commercial properties in the vicinity of the Premises. Such third appraiser shall, within twenty (20) business days after its appointment, determine by appraisal the Fair Market Rental for the Base Rent of the Premises, taking into account the same factors referred to above, and submit its appraisal report to Landlord and Tenant. The Fair Market Rental determined by the third appraiser for the


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Premises shall be controlling, unless it is less than that set forth in the lower appraisal previously obtained, in which case the value set forth in said lower appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained, in which case the rental set forth in said higher appraisal shall be controlling. The method of adjusting rental periodically, including the manner and timing of such adjustments, shall be as determined by the initial two appraisers, if they agree on a single method; otherwise, it shall be as determined by the third appraiser. If either Landlord or Tenant fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment, to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Landlord and Tenant are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Landlord or Tenant to the AIREA, which shall appoint a member of said institute willing to serve as appraiser. If the AIREA is unwilling to appoint a third appraiser or fails to do so then said appraiser shall be selected by the Presiding Judge of the Superior Court, County of San Francisco. The cost of all appraisals under this paragraph shall be borne equally by Landlord and Tenant.

                                    ARTICLE 4

                                 Property Taxes

     4.1 "Property Taxes" shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Premises or any part thereof or any personal property used in connection with the Premises. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes.

     4.2 Landlord and Tenant shall provide notice to the City and County of San Francisco to send all Property Tax bills to each party. Tenant shall pay all such Property Taxes on or prior to their due date. If Tenant fails to timely pay any or all Property Taxes when due, Landlord may advance such amount and Tenant shall pay, as additional rent, such Property Taxes, penalties and interest thereon and interest on the amount paid by Landlord at the rate specified in
Section 3.4.

     4.3 Notwithstanding the foregoing, if Property Taxes are increased as a result of a reassessment following any sale or other change of ownership of the Premises, then (i) Landlord shall be responsible for the full amount of any such increase during the initial term of this Lease


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and (ii) Landlord and Tenant shall each pay one-half (1/2) of any such increased amounts during the renewal terms of this Lease.

                                    ARTICLE 5

                                   Other Taxes

     5.1 "Other Taxes" shall mean any and all taxes, assessments, excises, levies, owner's association dues or similar charges, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the Premises,
(b) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (c) any rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (d) the possession, leasing, operation, management, maintenance, alteration, repair, replacement, use or occupancy by Tenant of the Premises, or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Other Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Other Taxes.

     5.2 In addition to any other assessments payable by Tenant under the Lease including, but not limited to, any assessments payable by Tenant pursuant to
Section 5.1, Tenant shall pay any special assessment levied upon the Project by any governmental entity including, but not limited to, any special assessment levied upon the Project by the Bay Area Rapid Transit District (or any other governmental entity having the authority to impose such assessment)(the "Special Assessment"). Tenant shall pay any such Special Assessment in equal monthly installments as the same are billed by such special district. Landlord may require that the final installment be due and payable on the first day of the month in which any such Special Assessment is due. Tenant's obligation under this section 5.2 requires Tenant to pay the entire Special Assessment for each calendar year of the Term and is not limited to Tenant's Share of any annual increases made, from time to time, to the Special Assessment. If the bill for any such Special Assessment specifies that it applies to a given period of time, Tenant's obligations under this section 5.2 shall be amortized to the extent the Term of this Lease does not include all of such period.

     5.3 The provisions of Section 4.2 shall also apply to any Other Taxes and assessments.


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                                    ARTICLE 6

                                       Use

     6.1 Tenant shall use the Premises only for the purpose specified in the Basic Lease Information and no other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, Landlord's withholding of consent shall be conclusively presumed reasonable if the proposed use would materially increase the wear and tear on or the risk of damage to the Premises above levels or risks resulting from Tenant's use as of the date of this Lease or the proposed use is for an illegal, immoral or disreputable purpose. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any insurance policy for the Premises, or will in any way increase the existing rate of, or cause a cancellation of, or affect any insurance for the Premises. Tenant shall not do or permit anything to be done in, on or about the Premises which will in any way obstruct or interfere with the rights of Landlord as provided herein. Tenant shall not maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises.

                                    ARTICLE 7

                                    Services

     7.1 Tenant shall, at Tenant's sole cost and expense, supply the Premises with electricity, heating, ventilating and air conditioning, water, natural gas, lighting replacement for all lights, restroom supplies, telephone service, window washing, security service, janitor, scavenger and disposal services, and such other services as Tenant determines to furnish to the Premises. Landlord shall not be in default hereunder or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of, the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services, whether such failure or delay is caused by accident or any condition beyond the control of Landlord or Tenant or by the making of repairs or improvements to the Premises, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines. Tenant shall pay the full cost of all of the foregoing services as additional rent. On or prior to the Commencement Date, Tenant shall arrange for all utilities and other services to be provided on Tenant's account to the Premises and Landlord shall be entitled to disconnect any such services. Tenant may provide fiber optic wiring to the Premises at its sole cost and expense. Upon request by Tenant, Landlord shall cooperate with Tenant as needed to establish utility services to the Premises or to reestablish such services following any service interruptions, provided that Landlord shall not be required to incur any out-of-pocket costs in so cooperating.


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                                    ARTICLE 8

                  Maintenance and Repairs; Capital Improvements

     8.1 Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, maintain, repair and replace the Premises and every part thereof and all grounds, landscaping, parking areas, lighting, roof, walls, floors, foundations, signs, heating, ventilating and air conditioning, mechanical, electrical, plumbing, sprinkler and life safety systems, equipment, fixtures, alterations, additions and improvements therein or thereon and keep all of the foregoing clean and in good order and operating condition (including painting the exterior of the Premises as often as reasonably needed to keep such exterior in a good, well painted condition, cleaning interior and exterior doors, windows and glass, and repairing and replacing any exterior windows and glass that is broken, cracked or damaged). Tenant shall engage a duly licensed independent contractor to perform all maintenance and repair services on all heating, ventilating and air conditioning, mechanical, electrical, plumbing, sprinkler and life safety systems and equipment in the Premises that is to be performed by Tenant in accordance with this section 8.1. Landlord and its consultants or contractors shall have the right to inspect the Premises as provided in Article 13 to determine Tenant's compliance with this section 8.1, and Tenant shall promptly complete any work recommended by Landlord or its consultants or contractors as a result of any such inspection. At Landlord's option, if Tenant fails to make such repairs, Landlord may following at least ten (10) days prior written notice to Tenant, but need not, make the repairs and replacements. On receipt of an invoice from Landlord, Tenant shall pay Landlord Landlord's out-of-pocket costs incurred in connection with such repairs and replacements plus three percent (3%) of such costs to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such repairs and replacements. Tenant hereby waives all rights to make repairs at the expense of Landlord, including its right to make repairs at Landlord's expense, under California Civil Code section 1941-1942 or any similar law, statute or ordinance now or hereafter in effect, or in lieu thereof to vacate the Premises. Subject to section 9.2, Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises and all alterations, additions, fixtures and improvements therein or thereto in the same condition as when received, ordinary wear and tear and damage thereto by fire or other casualty excepted.

     8.2 Notwithstanding the foregoing, if Tenant is obligated to make any repairs or replacements to the Premises during the last twelve (12) months of the term of this Lease, the estimated cost of such repairs or replacements exceeds two hundred thousand dollars ($200,000.00) and the cost of such repairs or replacements should be capitalized under generally accepted accounting principles for a useful life which exceeds the remainder of the term of the Lease, then Tenant shall notify Landlord as to whether or not it will make such repairs or replacements. If Tenant elects not to make such repairs or replacements, then Landlord may make such repairs or replacements at its expense and continue the Lease to the end of its term or not make such repairs or replacements and cancel the lease with thirty (30) days written notice. If Tenant elects to make the repairs or replacements during the last twelve (12) months of the second extension term, then Landlord agrees to allow Tenant to extend the term of the Lease for an additional four (4) years at the end of such term on the same terms and conditions as the first extension. Tenant shall advise Landlord of its decision as to whether or not to make the repairs or replacements within thirty (30) days of either Landlord's or Tenant's receipt of a written estimate of costs from a reputable licensed general contractor or specialty contractor as applicable.

                                    ARTICLE 9

               Alterations, Base Building and Tenant Improvements

     9.1 Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord's prior written consent which shall not be unreasonably withheld. Notwithstanding the preceding sentence, Tenant may make such alterations, additions or improvements without Landlord's consent only if the total cost of such alterations, additions or improvements is one hundred thousand dollars ($100,000.00) or less and such alterations, additions or improvements will not affect in any way the structural, exterior or roof elements of the Premises or mechanical, electrical, plumbing, utility or life safety systems of the Premises and Tenant provides a completion bond, letter of credit or other reasonable security for lien-free completion to Landlord; but Tenant shall give prior written notice of any such alterations, additions or improvements to Landlord. In no event shall Tenant be permitted to install underground storage tanks or fuel systems on the Premises. Landlord's refusal to consent to the installation of an underground tank or fuel system shall be conclusively presumed to be reasonable. All alterations, additions and improvements in or to the Premises to which Landlord consents shall be made by Tenant at Tenant's sole cost and expense as follows:

     (a) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by the licensed architect(s) and engineer(s), shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the structural elements of the Premises, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion.

     (b) Landlord shall notify Tenant promptly in writing whether Landlord approves or disapproves such plans and specifications and, if Landlord disapproves such plans and specifications, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for Landlord's prior written approval. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

     (c) All material changes in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval. If Tenant wishes to make any such material change in such approved plans and specifications, Tenant shall have such architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. Landlord shall notify Tenant in writing promptly whether Landlord approves or disapproves such change and, if Landlord disapproves such change, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for such change for Landlord's written approval. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

     (d) Tenant shall obtain and comply with all building permits and other governmental permits and approvals required in connection with the work. Tenant shall, through Tenant's licensed contractor, perform the work substantially in accordance with (i) the plans and specifications approved in writing by Landlord, (ii) the permits obtained by Tenant, and (iii) all applicable codes, laws, ordinances, rules and regulations. Tenant shall pay, as additional rent, the entire cost of all work (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions and improvements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work or delay in completion of any work.

     (e) Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least ten (10) days prior to such date. Tenant shall keep the Premises free from mechanics', materialmen's and all other liens arising out of any work performed, labor supplied, materials furnished or other obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord and the Premises from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant. Tenant, at Tenant's sole cost and expense, shall obtain and provide to Landlord a completion and/or performance bond in a form and by a surety acceptable to Landlord and in an amount not less than one and one-half (1 1/2) times the estimated cost of such Alterations to insure Landlord against liability from mechanics' and materialmen's liens and to insure completion of the work and may also require such additional items or assurances as Landlord in its sole discretion may deem reasonable or desirable. Tenant agrees to indemnity and hold Landlord harmless from and against any and all claims for mechanics', materialmen's or other liens in connection with any Alterations, repairs, or any work performed, materials furnished or obligations incurred by or for Tenant.

     9.2 Tenant shall perform all work necessary to bring the Premises to the Base Building Condition as set forth on Exhibit C ("Base Building Work") pursuant to the terms and conditions of Section 9.1 or as specifically provided herein. Tenant shall commence such Base Building Work as promptly as possible following the Commencement Date. Tenant shall pay any and all costs of the costs necessary to perform the Base Building Work; Landlord shall neither pay nor provide a credit for the costs necessary to bring the Premises to Base Building Condition. Tenant shall provide performance and completion bonds for all work in form, amount and with an issuer reasonably acceptable to Landlord. Landlord shall be paid three percent (3%) of the cost of the Base Building Work (excluding all soft costs related to the Base Building Work such as design and architectural fees and costs, insurance premiums, and permit fees and costs) to review and monitor the construction undertaken by Tenant to protect Landlord's interest in the Premises but without undertaking any duty to Tenant. That fee will not be a cost of the Base Building Work and shall not be reimbursed by Landlord. Upon execution of this Lease, Landlord shall provide Tenant with copies of all blueprints, plans or drawings relating to the Premises in Landlord's possession; provided, however, that Landlord makes no representations or warranties as to their accuracy, completeness or otherwise. Base Building Work shall not include removal of the safe installed in the Premises or removal of interior walls and ceilings.

     9.3 Tenant shall pay for and complete all work for Tenant Improvements which shall be designed by a licensed design professional and otherwise constructed in accordance with the requirements of Section 9.1, except as otherwise specified in this Section 9.3. Tenant anticipates that it will expend no less than forty dollars ($40.00) per square foot on such Tenant Improvements. Notwithstanding anything to the contrary herein, with regard to the Tenant Improvements, Landlord shall approve or disapprove of the plans and specifications for the Tenant Improvements within ten (10) business days following their submission to Landlord and, if Landlord fails to respond within said time, Landlord shall be deemed to have approved of said plans and specifications and Tenant shall be entitled to proceed with construction thereof. At the time of its approval or disapproval of the plans and specifications for Tenant Improvements, Landlord shall specify, in writing, any portions of the Tenant Improvements that Landlord will require Tenant to remove at the end of the term of the Lease, provided that Landlord shall only be entitled to require removal of portions of the Tenant Improvements which are unique to Tenant's use and without general use to prospective tenants.

     9.4 All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or to the Premises by Landlord or Tenant, shall become part of the Premises and Landlord's property. Upon termination of this Lease, without compensation to Tenant, Tenant shall remove all such alterations, additions, fixtures and improvements from the Premises as indicated by Landlord when approving the alteration, addition, fixture or improvement, repair all damage caused by any such removal, and restore the Premises to the condition in which the Premises existed before such alterations, additions, fixtures and improvements were made, and in the latter case at Tenant's sole cost and expense, or, if performed by Landlord, Tenant shall pay to Landlord, upon billing by Landlord, the cost of such removal, repair and restoration (including a reasonable charge for Landlord's overhead and profit). Notwithstanding the foregoing, Tenant shall not be required to remove from the Premises any alterations, additions or improvements which Landlord agrees in writing at the time of their making to allow to remain upon the Premises. All movable furniture, equipment, trade fixtures and other personal property shall remain the property of Tenant. Upon termination of this Lease, Tenant shall, at Tenant's expense, remove all such movable furniture, equipment, trade fixtures other personal property from the Premises and repair all damage caused by any such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this section 9.2 to be performed after such termination.

                                   ARTICLE 10

                                    Insurance

     10.1 Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising at any time and from any cause whatsoever, except to the extent caused by the negligence or willful misconduct of Landlord. Tenant waives all claims against Landlord arising from any liability described in this section 10.1, except to the extent caused by the gross negligence or willful misconduct of Landlord.

     10.2 Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof or any part of the building or the land containing the Premises arising at any time and from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Landlord) or occurring outside the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This section 10.2 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

     10.3 Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force commercial general liability insurance, including contractual liability (specifically covering this Lease), cross liability, fire legal liability, and premises operations, all on an "occurrence" policy form, with a minimum combined single limit in the amount specified in the Basic Lease Information per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises, such insurance shall name the Landlord and any other parties designated by Landlord as additional insureds. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines and personal property. Not more frequently than once each year, if, in the opinion of Landlord's lender or of the insurance consultant retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord's lender or Landlord's insurance consultant; provided, however, that in no event shall any such insurance coverage be increased in excess of that which is from time to time being required by comparable landlords of comparable tenants leasing comparable amounts of space in other similar buildings in the vicinity of the Premises.

     10.4 Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force Worker's Compensation and employer's liability insurance in all states in which the Premises and any other operations of the Tenant are located and any other state in which the Tenant or its contractors or subcontractors may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others. The total limits of the employer's liability coverage required hereunder shall not be less than the amounts specified in section 10.3.

     10.5 Tenant, at all times during the term of this Lease, at Tenant's sole cost and expense, naming Landlord as primary insured, shall obtain and keep in force (a) insurance against loss or damage to the Premises by fire and all other risks of physical loss covered by insurance of the type now known as "all risk," with difference in conditions coverage, in an amount not less than the full replacement cost of the Premises (without deduction for depreciation), including the cost of debris removal and such endorsements as Landlord may reasonably require, and containing the "Replacement Cost Endorsement"; (b) boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment, provided the Premises contain equipment of such nature and insurance against loss of occupancy or use arising from any breakdown of any such items, in such amounts as Landlord may reasonably determine; and (c) plate glass insurance in such amounts as Landlord may reasonably determine if the Premises contain plate glass; and (d) insurance against loss or damage to premises by earthquake.

     10.6 All insurance required to be maintained by Tenant under this Article 10 and all renewals thereof shall be issued by good and responsible companies qualified and admitted to do and doing business in the state where the Premises are located and having a rating in Best's Insurance Guide of at least A/XIII. All deductible amounts under each such insurance policy shall be subject to Landlord's prior written approval. Each policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All insurance under this Article 10 (except for the coverage required by Section 10.4) to be maintained by Tenant shall name Landlord and any other parties reasonably designated by Landlord as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver each such policy or a certified copy and a certificate thereof to Landlord for retention by Landlord. If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any policy to be maintained by Tenant or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand with interest at the maximum rate provided in section 3.4 from the date of Landlord's advance until paid by Tenant. Tenant shall pay to Landlord, immediately upon demand all costs incurred by Landlord as a result of Tenant's failure to obtain and maintain in effect the policies of insurance required under this Article 10.

     10.7 Tenant waives on behalf of all insurers under all policies of property, liability and other insurance (excluding Workers' Compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of ail insurers under all policies of property, liability and other insurance (excluding Workers' Compensation) now or hereafter carried by Landlord insuring or covering the Premises or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this section 10.7.

                                   ARTICLE 11

                       Compliance with Legal Requirements

     11.1 Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or are required by the condition, use or occupancy of the Premises or the operation, use or maintenance of any personal property, fixtures, machinery, equipment or improvements in the Premises.

                                   ARTICLE 12

                             Assignment or Sublease

     12.1 Landlord and Tenant recognize and specifically agree that this Article 12 is an economic provision, like Rent, and that Landlord's right to recapture, and to share in profits, is granted by Tenant to Landlord in consideration of certain other economic concessions granted by Landlord to Tenant. Tenant may voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, upon first obtaining Landlord's prior consent, but only if such assignment or sublease does not conflict with or result in a breach of Section 6.1 and if such proposed assignee or sublessee of Tenant's proposed assignment or sublease is not:

     (a)  a government entity;

     (b) the financial condition of the proposed transferee is not suitable to perform the obligations being assumed by it hereunder; or

     (c) the proposed use of the Premises (i) is not permitted hereunder or under any legal and other requirements described in Article 11, or (ii) would materially increase the wear and tear on or the risk of damage to the Premises above levels or risks resulting from Tenant's use as of the date of this Lease, or (iii) is for any illegal, immoral or disreputable purpose.

     Any assignment, encumbrance or sublease without Landlord's prior consent shall be voidable, at Landlord's election, and shall, at Landlord's further election, constitute a default. No consent to an assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Article 12.

     12.2 Tenant shall advise Landlord by notice of (a) Tenant's intent to assign, encumber, or sublease this Lease, (b) the name of the proposed assignee or sublessee, and evidence reasonably satisfactory to Landlord describing the proposed assignee or sublessee, including its reputation, stature and financial condition, and (c) the terms of the proposed assignment or subletting. Landlord shall, within ten (10) business days of receipt of such notice, and any additional information requested by Landlord concerning the proposed assignee's or sublessee's financial responsibility, elect one of the following:

          (i)  Consent to such proposed assignment, encumbrance or sublease;

          (ii) Refuse such consent, which refusal shall be on reasonable grounds; or

          (iii) Elect to terminate the Lease in the event of an assignment, or in the case of a sublease, terminate this Lease as to the portion of the Premises proposed to be sublet for the proposed term of the sublease if the sublease or assignment, individually or cumulatively with any prior assignments or subleases, comprises fifty percent (50%) or more of the Premises.

     If Landlord fails to respond in writing to Tenant's request to sublet or assign its rights hereunder within ten (10) business days following receipt of Tenant's request, Landlord shall be deemed to have approved of the requested sublease or assignment.

     12.3 Conditions Regarding Consent to Sublease and Assignment. In the event that Landlord shall consent to an assignment or sublease under the Provisions of this Article 12, Tenant shall pay Landlord's reasonable processing costs, reviewing costs and attorney's fees incurred in giving such consent, not to exceed six Thousand ($6,000.00) per request. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Tenant under the Lease and for compliance with all obligations under the terms, provisions and covenants of the Lease. If for any proposed assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent required by this Lease, or, in the case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as additional rent, fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant with five (5) days of its receipt; provided, however, that Tenant may deduct from such excess of each such payment of rent or other consideration received by Tenant the actual, reasonable and documented costs of the following to the extent paid by Tenant in connection with the assignment or subletting: (i) brokers' commission, (ii) attorney's fees, (iii) the costs of advertising the space for sublease or assignment, (iv) any improvements allowance, planning allowance or moving expenses granted to the assignee or sublessee by Tenant and (v) the total amount of unamortized flat costs incurred by Tenant in improving the Premises, including the portion of the Base Building Work not reimbursed by Landlord. Landlord may, from time to time, request documentation from Tenant supporting the above deductions from excess consideration and Tenant shall supply such supporting documentation to Landlord within five (5) days of Landlord's request.

     12.4 Occupancy of all or part of the Premises by a subsidiary of Tenant shall not be deemed an assignment or subletting provided that such subsidiary was not formed as a subterfuge to avoid the obligation of this Article 12. Tenant shall be entitled to assign or sublet the Premises without Landlord's prior consent and free of Landlord's right to terminate this Lease as set forth in Section 12.2 above to a subsidiary of Tenant (including Shockwave.com), to any entity with which or into which Tenant may merge or consolidate, to the purchaser of all or substantially all of Tenant's assets or to any affiliate of Tenant. For purposes of the foregoing sentence, the term "affiliate" means any corporation which directly or indirectly controls, is controlled by, or is under common control with Tenant; provided such successor agrees to the terms and conditions of this Lease.

     12.5 Landlord's Rights to Assign. Landlord shall have the right to sell, encumber, convey, transfer, and/or assign any of its rights and obligations under the Lease.

                                   ARTICLE 13

                                Entry by Landlord

     13.1 Landlord shall have the right to enter the Premises at any time to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of Tenant's obligations, (d) perform any obligations of Tenant in accordance with section 14.5, (e) post notices of nonresponsibility, "For sale" and "For lease" signs in and about the Premises, (f) make any repairs to the Premises and (g) investigate and perform tests to determine Tenant's compliance with Article 21. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have a key to unlock all such doors and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

     13.2 In exercising its rights of entry under this Article 13, Landlord shall minimize any interference with Tenant's use and enjoyment of the Premises and, except in the event of an emergency, Landlord shall provide Tenant with reasonable prior written notice and shall comply with Tenant's reasonable security requirements, including the right to have a representative of Tenant accompany Landlord within the Premises.

                                   ARTICLE 14

                         Events of Default and Remedies

     14.1 The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:

     (a) Tenant fails to pay any Base Rent within three (3) days following Tenant's receipt of written notice that such rent is past due; or

     (b) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

     (c) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time; or

     (d) Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (iv) takes action for the purpose of any of the foregoing; or

     (e) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or

     (f) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

     (g)  Tenant abandons the Premises.

     14.2 If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

     (a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

     (b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

     (c) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

     (d) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The "worth at the time of award" of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank located nearest the Premises at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Articles 3 and 5 hereof.

     14.3 Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

     14.4 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

     14.5 All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the date of expenditure or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.

     14.6 If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

                                   ARTICLE 15

                              Damage or Destruction

     15.1 Subject to the terms and conditions of this Article 15, if the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease, Tenant shall repair such damage and restore the Premises to substantially the same or better condition as existed before the occurrence of such fire or other casualty, Tenant shall repair and replace all such movable furniture, equipment, trade fixtures and personal property, and this Lease shall remain in full force and effect. Such repair and replacement by Tenant shall be done in accordance with Article 9. In no event shall rent abate. Provided Tenant is not in default under this Lease (and no event has occurred which, with the passage of time, the giving of notice, or both, would constitute a default), and provided Tenant has (i) delivered to Landlord plans and specifications and a budget for such repair and restoration (all of which Landlord shall have approved in its reasonable judgment), and (ii) deposited with Landlord cash in the sum equal to the excess, if any, of the total cost set forth in such approved budget over the amount of insurance proceeds received on account of such casualty, then Landlord shall make available to Tenant all insurance proceeds actually received by Landlord on account of such casualty, for application to the costs of such approved repair and restoration, as follows:

     (a) No more frequently than once per calendar month, Tenant may request that Landlord reimburse Tenant for costs incurred by Tenant for work in place to repair and restore the Premises during the immediately preceding calendar month. Tenant's request shall certify that all work for which reimbursement is requested was performed in compliance with the plans and specifications approved by Landlord pursuant to Article 9 and all applicable laws, and shall include reasonably satisfactory evidence of the costs incurred by Tenant and unconditional lien releases in form and substance required by applicable law executed by all mechanic's, materialmen, laborers, suppliers and contractors who performed any portion of the repair work or applied materials.

     (b) Within fifteen (15) days after receiving Tenant's request, Landlord shall approve or disapprove Tenant's request, which approval shall not be unreasonably withheld, by written notice to Tenant. If Landlord approves all or any portion of a request and Landlord has received (and not previously disbursed) insurance proceeds, then Landlord's approval shall include a check in the amount approved by Landlord. If Landlord disapproves all or any portion of a request, then Landlord's notice shall state the reasons for that disapproval. In addition, Landlord shall have the right to impose other conditions upon disbursement so long as they are consistent with customary construction loan disbursement practices.

     15.2 If the Premises, or any part thereof, is damaged by fire or other casualty (except earthquake which is addressed below) and (a) such fire or other casualty occurs during the last twelve (12) months of the term of this Lease and the repair and restoration work to be performed by Tenant in accordance with section 15.1 cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, or (b) the insurance proceeds received by Landlord and Tenant in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Tenant in accordance with section
15.1 and Tenant does not deposit such shortfall with Landlord, then, in any such event, Landlord shall have the right, by giving written notice to Tenant within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date of such notice, in which case all insurance proceeds on account of such casualty shall be paid to Landlord. If Landlord does not exercise the right to terminate this Lease in accordance with this section 15.2, Tenant shall repair such damage and restore the Premises in accordance with section 15.1 and this Lease shall remain in full force and effect. Notwithstanding the foregoing, if Landlord elects to terminate this Lease under the circumstances described in subparagraph (a) above at a time when Tenant is still entitled to renew the term of this Lease as provided herein, Tenant shall be entitled to exercise said renewal option by written notice to Landlord and, provided that Tenant fulfills its obligations hereunder, Landlord's termination of the Lease shall be of no force or effect.

     15.3 Notwithstanding Section 15.2, if the Premises, or any part thereof, is damaged by earthquake, Tenant shall repair such damage and restore the Premises in accordance with section 15.1 and this Lease shall remain in full force and effect, subject to the following:

     (a) If (i) the cost of repairing or rebuilding the Premises, as reasonably estimated by a mutually acceptable licensed general contractor will exceed the insurance proceeds available for said repair or rebuilding by more than Seven Hundred Thousand Dollars ($700,000) or (ii) such casualty occurs during the last twelve (12) months of the term of this Lease and the repair and restoration work to be performed by Tenant cannot, as reasonably estimated by Tenant, be completed within two (2) months after the occurrence of such casualty, then Tenant shall be entitled to terminate this Lease by delivering written notice of termination to Landlord within sixty (60) days after the date of the damage and such termination shall thereupon become effective.

     (b) If during an option term of this Lease as provided in Section 2.4 or during the second extension of this Lease as provided by Section 8.2, Tenant is required to repair or rebuild the Premises following an earthquake or Tenant elects not to terminate this Lease following an earthquake as permitted hereby, then Tenant shall be entitled to a third five (5) year option term hereunder on the same terms and conditions as are applicable to the first option term.

     (c) If the parties cannot agree upon a licensed contractor under subsection (a) above within fifteen (15) days, then either party may petition the Presiding Judge, Superior Court, County of San Francisco, to appoint such a contractor whose estimate shall be final and binding for this purpose.

                                   ARTICLE 16

                                 Eminent Domain

     16.1 If a substantial portion of the Premises is taken and the remaining portion of the Premises is not reasonably suitable for Tenant's purposes, or if a portion of the Premises is taken resulting in loss of access to and from the Premises without reasonable substitute access being available, Landlord and Tenant each shall have the right, by giving written notice to the other within thirty (30) days after the date of such taking, to terminate this Lease. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this section 16.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this section 16.1, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, Tenant shall restore the portion of the Premises not so taken to an integrated architectural unit in accordance with Article 9 and the Base Rent shall be reduced as of the date of such taking in the proportion that the rentable area of the Premises so taken bears to the total rentable area of the Premises. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as of the date of such taking. A taking of the Parking Facility alone shall not be considered a taking under this Article 16 and no adjustment shall be made to Base Rent or any award made to Tenant on account of the Parking Facility.

     16.2 If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this section 16.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired term of this Lease. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant's sole cost and expense based on the unamortized cost actually paid by Tenant for such improvements, for the taking of Tenant's movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant's business, or for removal and relocation expenses.

     16.3 In the event of any taking other than a taking referred to in section 16.1, this Lease shall continue in full force and effect, Base Rent shall be reduced as of the date of such taking in the proportion that the rentable area of the Premises, exclusive of the Parking Facility, so taken bears to the total rentable area of the Premises, Tenant shall continue to perform all of the covenants of Tenant in accordance with this Lease and Tenant shall restore the Premises to an integrated architectural unit in accordance with Article 9. Provided Tenant is not in default under this Lease (and no event has occurred which, with the passage of time, the giving of notice, or both, would constitute a default), and provided Tenant has (i) delivered to Landlord plans and specifications and a budget for such repair and restoration (all of which Landlord shall have approved in its reasonable judgment), and (ii) deposited with Landlord cash in the sum equal to the excess, if any, of the total cost set forth in such approved budget over the amount of condemnation award proceeds received on account of such taking, then Landlord shall make available to Tenant all condemnation award proceeds actually received by Landlord on account of such taking, for application to the costs of such approved repair and restoration, as follows:

     (a) No more frequently than once per calendar month, Tenant may request that Landlord reimburse Tenant for costs incurred by Tenant for work in place to repair and restore the Premises during the immediately preceding calendar month. Tenant's request shall certify that all work for which reimbursement is requested was performed in compliance with the plans and specifications approved by Landlord pursuant to Article 9 and all applicable laws, and shall include reasonably satisfactory evidence of the costs incurred by Tenant and unconditional lien releases in form and substance required by applicable law executed by all mechanic's, materialmen, laborers, suppliers and contractors who performed any portion of the repair work or supplied materials.

     (b) Within fifteen (15) days after receiving Tenant's request, Landlord shall approve or disapprove Tenant's request, which approval shall not be unreasonably withheld, by written notice to Tenant. If Landlord approves all or any portion of a request and Landlord has received (and not previously disbursed) condemnation award proceeds, then Landlord's approval shall include a check in the amount approved by Landlord. If Landlord disapproves all or any portion of a request, then Landlord's notice shall state the reasons for that disapproval. In addition, Landlord shall have the right to impose other conditions upon disbursement so long as they are consistent with customary construction loan disbursement practices.

     16.4 As used in this Article 16, a "taking" means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain (or a sale of any or all of the Premises in lieu, or under threat, thereof) and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain.

                                   ARTICLE 17

                         Subordination, Merger and Sale

     17.1 This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever, and any ground lease or master lease of the Premises, which may now exist or hereafter be placed on or against the Premises or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust or to all such ground leases or master leases of the Premises as may reasonably be required by Landlord, but Tenant's covenant to subordinate this Lease to mortgages or deeds of trust, or ground leases or master leases, hereafter executed is conditioned upon each such senior mortgage or deed of trust, or ground lease or master lease, or a separate subordination agreement, containing the commitments specified in the preceding sentence. Without limiting the generality of the foregoing, Tenant agrees to enter into a subordination, nondisturbance and attornment agreement in the form required by the holder of any such mortgage or deed of trust or by any party to any such ground lease or master lease.

     17.2 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

     17.3 If the original Landlord hereunder, or any successor owner of the Premises, sells or conveys the Premises, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

     17.4 Within thirty (30) days of the execution of this Lease, Landlord shall provide Tenant and Tenant shall execute a Subordination, Non-Disturbance and Attornment Agreement with Wells Fargo Bank, N.A. which has a first deed of trust on the Premises.

                                   ARTICLE 18

                              Estoppel Certificate

     18.1 At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate, in the form attached as Exhibit B, certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Premises or any part thereof.

                                   ARTICLE 19

                                  Holding Over

        19.1 If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a Base Rent equal to one hundred fifty percent (150%) of the rent being defined as Base Rent including any increases in effect at the expiration of the term of this Lease pursuant to Article 3, payable in advance on or before the first day of each month. Such month to month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days' written notice of termination to the other at any time.

        19.2 No payment of money by Tenant to Landlord after the termination of the Lease by Landlord, or after the giving of any notice of termination to Tenant by Landlord which Landlord is entitled to give Tenant under the Lease, shall reinstate, continue or extend the Term of the Lease or shall affect any such notice given to Tenant prior to the payment of such money, it being agreed that after the service of such notice or the commencement of any suit by Landlord to obtain possession of the Premises, Landlord may receive and collect when due any and all payments owed by Tenant under the Lease, and otherwise exercise its rights and remedies. The making of any such payments by Tenant shall not waive such notice, or in any manner affect any pending suit or judgment obtained.

        19.3 In accordance with California Civil Code Section 1951.4 (or any successor statute), Tenant acknowledges that in the event Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Base Rent and additional rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. In addition to its other rights under this Lease, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations.)

                                   ARTICLE 20

                              Financial Statements

        20.1 On or before April 1 of each year, Tenant shall deliver to Landlord Tenant's audited financial statements ("Financial Statements") for the fiscal year of Tenant ended on the previous December 31, which Financial Statements shall include an audited consolidated balance sheet of Tenant and its consolidated subsidiaries as at the end of such fiscal year, a consolidated statement of operations of Tenant and its consolidated subsidiaries for such fiscal year, and a certificate of Tenant's auditor (which shall be a recognized national independent accounting firm) to the effect that such Financial Statements were prepared in accordance with generally accepted accounting principals consistently applied and fairly present the financial condition and operations of Tenant and its consolidated subsidiaries for and as at the end of such fiscal year.

                                   ARTICLE 21

                               Hazardous Materials

        21.1 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, or any pollutant or contaminant, or words of similar import, which is or becomes regulated by any local governmental authority, the state in which the Premises are located, or the United States Government. The term "Hazardous Material" includes, but is not limited to, any material or substance which is, (i) designated as a "hazardous substance" pursuant to section 311 of the Federal Water Pollution Control Act (33 U.S.C.
section 1317), (ii) defined as a "hazardous waste" pursuant to section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq. (42 U.S.C. section 6903), (iii) defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601, et seq.), (iv) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et, seq., (v) those substances defined as "hazardous wastes" in Section 25117 of the California Health and Safety Code or as "hazardous substances" in Section 25316 of the California Health and Safety Code, (vi) as defined in regulations adopted and publications promulgated from time to time pursuant to any of the foregoing laws, (vii) asbestos, (viii) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), (ix) petroleum products, (x) polychlorinated biphenyls, (xi) urea formaldehyde, (xii) radon gas, (xiii) radioactive matter,
(xiv) medical waste, and (xv) chemicals which may cause cancer or reproductive toxicity.

        21.2 As used herein, the term "Environmental Requirements" means all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force relating to protection of human health or the environment, including all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, storage, disposal or releases of Hazardous Materials and all requirements pertaining to the protection of the health and safety of employees or the public.

        21.3 Tenant shall not permit or conduct the handling, use, generation, treatment, storage or disposal on, in or about the Premises of any Hazardous Material without prior written notice to Landlord. Any such notice by Tenant to Landlord shall be in writing and shall demonstrate to the reasonable satisfaction of Landlord that such Hazardous Material is necessary to the business of Tenant and will be handled, used, generated, treated, stored or disposed of in a manner that complies with all Environmental Requirements. Any such handling, use, generation, treatment, storage or disposal of any Hazardous Material permitted by Landlord, in its sole discretion, hereunder shall be in compliance with all Environmental Requirements.

        21.4 Tenant shall, within five (5) days after the receipt thereof, give written notice to Landlord of any notice or other communication regarding any
(a) actual or alleged violation of

Environmental Requirements by Tenant or with respect to the Premises, (b) actual or threatened migration of Hazardous Material from the Premises, or (c) the existence of Hazardous Material in or on the Premises or regarding any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ or injunction relating to any of the foregoing.

        21.5 Tenant shall indemnify and defend against and hold harmless Landlord, its individual partners and their successors and assigns harmless from all claims, demands, liabilities, damages, fines, encumbrances, liens, losses, costs, expenses, judgments, penalties, proceedings, deficiencies or damage (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses, court costs, consulting fees, expert witness fees and reasonable attorneys' fees and disbursements, and costs and expenses of investigation, arising from or related to the existence on or after the Commencement Date of Hazardous Material in or on the Premises provided that such existence was caused by Tenant, its agents, contractors, employees, invitees, assignees or subtenants, or the existence on or after the Commencement Date of a violation of Environmental Requirements caused by Tenant, its agents, contractors, employees, invitees, assignees or subtenants with respect to the Premises. The obligations of Tenant under this section 21.5 shall not be affected by any investigation by or on behalf of Landlord, its individual partners and their successors and assigns or by any information which Landlord, its individual partners and their successors and assigns may have or obtain with respect thereto. Tenant shall, to the reasonable satisfaction of Landlord, its individual partners and their successors and assigns, perform all remedial actions necessary to remove any Hazardous Material placed in or on the Premises by Tenant, its agents, contractors, employees, invitees, assignees or subtenants on or after the Commencement Date or to remedy actual or threatened migration from the Premises of any Hazardous Material placed in or on the Premises by Tenant, its agents, contractors, employees, invitees, assignees or subtenants or to remedy any actual or threatened violation by Tenant, its agents, contractors, employees, invitees, assignees or subtenants of Environmental Requirements, provided such remedial action is required under Environmental Requirements. This section 21.5 shall survive termination of this Lease.

        21.6 If, at any time when the term of this Lease (including any renewal term) would expire but for the terms of this section 21.6, a Hazardous Material exists in, on, about or under the Premises as a result of Tenant's use or occupancy thereof, then the term of this Lease shall automatically be extended and this Lease shall remain in effect until the earlier of (i) the completion of all remedial action required under section 21.5, or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease. During any such extension period, Tenant shall perform all of its obligations under this Lease including payments of all rent due hereunder.

        21.7 Prior to the Commencement Date, Landlord shall provide Tenant with copies of any and all reports or information in Landlord's possession pertaining to the presence or absence of Hazardous Materials on the Premises; provided, however, that Landlord is not representing or warranting as to the accuracy, adequacy, completeness or otherwise of such information.

                                   ARTICLE 22

                                     Waiver

        22.1 The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any covenant in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such rent.

                                   ARTICLE 23

                                     Notices

        23.1 All requests, approvals, consents, notices and other communications given by Landlord or Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, or delivered by hand (which may be through a messenger or recognized delivery or courier service) and addressed as follows: To Landlord at the address of Landlord specified in the Basic Lease Information, or at such other place as Landlord may from time to time designate in a written notice to Tenant, with a mandatory copy to Michael A. Kvarme, Pillsbury Madison & Sutro LLP, 400 Capitol Mall, Suite 1700, Sacramento, CA 95814; and to Tenant, before the Commencement Date, at the address of Tenant specified in the Basic Lease Information, and after the Commencement Date, at the Premises, or at such other place as Tenant may from time to time designate in a written notice to Landlord. Such requests, approvals, consents, notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of delivery if hand delivered.

                                   ARTICLE 24

                                Building Signage

        24.1 Tenant may place signage on the exterior of the Premises in accordance with local rules and regulations subject to Landlord's reasonable approval. Tenant shall obtain any and all necessary approvals or permits for any signage at its sole cost and expense. Landlord shall reasonably assist Tenant in obtaining any necessary approvals or permits so long as Landlord incurs no cost, expense or liability in the process. Tenant shall procure and install such signage at its sole cost. Upon termination of the Lease, Tenant shall remove any signage and repair the exterior of the building to restore it to the same condition as the rest of the building exterior at Tenant's sole cost and expense.

                                   ARTICLE 25

                                     Parking

        25.1 Tenant shall maintain and operate, or cause to be maintained and operated, an automobile parking facility ("Parking Facility") in or adjacent to the Premises. Tenant shall have the right, so long as Tenant complies with the terms, provisions and conditions of this Lease and is occupying the Premises, to park in the Parking Facility up to the number of passenger size automobiles allowed by local laws and regulations.

        25.2 Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facility.

                                   ARTICLE 26

                                  Miscellaneous

        26.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising out of or resulting from any failure by Tenant to, perform any of its obligations or any breach by Tenant of any of its representations or warranties in accordance with this Lease. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 12, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be governed by and construed in accordance with the laws of the state where the Premises are located.

        26.2 If there is any legal action or proceeding between Landlord and Tenant to enforce this Lease or to protect or establish any right or remedy under this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees and disbursements shall be included in and as a part of such judgment.

        26.3 Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint or cause of action in any action, proceeding or hearing brought by either party against the other on any matter arising out of or in any manner connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code or ordinance.

              /s/ PAUL F. OELSNER                    /s/ LOREN E. HILLBERG
     ------------------------------------      ---------------------------------
                   Landlord                                 Tenant

        26.4 Any claim or dispute arising out of or related to this Lease or the alleged breach of this Lease (other than disputes over Fair Market Rental as determined under section 3.6, or an action or claim by Landlord for unlawful detainer) shall be settled by neutral binding arbitration by a single arbitrator under the rules of the American Arbitration Association. In the event that the parties are unable to agree upon a single arbitrator within thirty (30) days, either party may petition the Presiding Judge, San Francisco Superior Court, for the appointment of an arbitrator. The arbitrator shall have full authority to set schedules, order, limit and supervise discovery and determine rules of evidence. Any decision by the arbitrator shall be in writing and rendered within thirty (30) days of the conclusion of the hearing. Each party shall initially advance one-half of the costs of arbitration but the arbitrator may order one party to pay a greater share in the final award. The judgment of the arbitrator shall be final, binding and conclusive and judgment may be entered in any court having jurisdiction over the dispute.

        26.5 The exhibits and addenda, if any, specified in the Basic Lease Information are attached to and made a part of this Lease.

        26.6 Tenant warrants and represents to Landlord that Tenant has not authorized or employed, or acted by implication to authorize or to employ, any real estate broker or salesperson to act for Tenant in connection with this Lease except BT Commercial which shall be paid thirty percent (30%) of the commission payable to Polatnick Properties as and when paid by Landlord. Landlord shall pay Polatnick Properties a commission of seven dollars ($7.00) per square foot as the entire commission payable which shall be paid by Landlord from fifty percent (50%) of the Security Deposit (excluding any letter of credit) and the net rental Landlord receives hereunder until such commission is paid in full.

        26.7 Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (a) Tenant is a corporation, duly organized and validly existing under the laws of the State of Delaware, (b) Tenant is qualified to do business in the State of California, (c) Tenant has full right, power and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (d) each person signing this Lease on behalf of Tenant is duly and validly authorized to do so.

        26.8 There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Premises. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

        26.9 Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to or in the vicinity of the Project shall not affect the Lease, abate any payment owed by Tenant under the Lease or otherwise impose any liability on Landlord.

        26.10 Landlord shall not be charged with, liable for, or responsible to Tenant for anything or in any amount for any failure to perform or delay caused by: fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; war; invasion; insurrection; rebellion; riots; strikes or lockouts; inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of Landlord; and any such failure or delay due to said causes or any of them shall not be deemed a break of or default in the performance of the Lease by the Landlord.

        26.11 Upon Landlord's request, Tenant agrees to modify this Lease to meet the requirements of any or all lenders or ground lessors selected by Landlord who request such modification as a condition precedent to providing any loan or financing or to entering into any ground lease affecting or encumbering the Premises or any part thereof, provided that such modification does not (a) increase the Base Rent, or (b) alter the Term, or (c) adversely affect Tenant's rights under this Lease.

        26.12 Tenant hereby covenants and agrees, at its sole cost and expense, to participate in and cooperate with the requirements of any and all transportation system management programs adopted for the Building and/or the area in which the Premises is located by any governmental entity having jurisdiction.

        26.13 Landlord covenants and agrees that Tenant, upon making all of Tenant's payments as and when due under the Lease, and upon performing, observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the term of this Lease without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.

        26.14 Landlord and Tenant agree that in no event and under no circumstances shall the Lease be recorded by Tenant.

        26.15 No remedy or election provided, allowed or given by any provision of the Lease shall be deemed exclusive unless so indicated, but shall, whenever possible, be cumulative with all other remedies in law or equity.

        26.16 This Lease document and the terms of this Lease, and the covenants, obligations, and conditions contained in this Lease shall remain strictly confidential. Except as may be required by applicable law or financial reporting requirements, Tenant agrees to keep such terms, covenants, obligations and conditions strictly confidential and not to disclose such matters to any other landlord, tenant, prospective tenant, or broker; provided, however, Tenant may provide a copy of this Lease to a non-party solely in conjunction with Tenant's reasonable and food faith effort to secure an assignee or sublessee for the Premises.

        26.17 No new or additional locks or bolts of any kind shall be placed upon any of the doors by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior consent of Landlord. If Landlord consents to such a lock change, Tenant must furnish Landlord with a key. Tenant must, upon the termination of its tenancy, give, return and restore to Landlord all keys of stores, offices, vaults, and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event at any time of any loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

        26.18 California law, exclusive of its conflicts of law provisions, shall apply to this Lease.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first hereinabove written.


Landlord:                                Tenant:

Oelsner Commercial Properties            Macromedia, Inc.


By   /s/ PAUL F. OELSNER                 By       /s/ LOREN E. HILLBERG
   ----------------------------             -----------------------------------
         Paul F. Oelsner
   Its General Partner                      Its Vice President, General Counsel


Agreed as to Commission:

Polotnick Properties                     BT Commercial Real Estate


---------------------------------        ---------------------------------------
       (David Polatnick)                           (Stephanie Elkins)

                                    EXHIBIT A

                                    PREMISES

Exhibit A is furnished for convenience of the parties to show the approximate location and size of the building. No representation or warranty is made as to the accuracy of Exhibit A.

                               [FIRST FLOOR PLAN]

                              [SECOND FLOOR PLAN]

                               [THIRD FLOOR PLAN]

                              [EXHIBIT A PREMISES]

                            [LOCATION AND SITE PLAN]

                                   EXHIBIT B

                           TENANT ESTOPPEL CERTIFICATE

TO:

                        Re: Lease, dated as of ____________, between Macromedia, Inc., as tenant (the original named tenant under the Lease, together with such tenant's successors and assigns, being hereinafter referred to as the "Tenant"), and Oelsner Commercial Properties, as landlord ("Landlord"), covering certain premises known by the street address 1750 Alameda Street, in the City and County of San Francisco, State of California (the "Leased Premises"), as amended as noted on attached Schedule A (collectively, the "Lease")

Gentlemen:

        The undersigned Tenant hereby represents, warrants and certifies to ______________ that:

        1. The Lease has not been modified, changed, altered or amended in any respect, either orally or in writing, except as may be indicated on Schedule A annexed hereto, and constitutes the entire agreement between Tenant and Landlord affecting Tenant's leasing of the Leased Premises. A true and correct copy of the Lease is attached as Schedule B. The Lease is in full force and effect and is not subject to any contingencies or conditions not set forth in the Lease.

        2. The term of the Lease commenced on _______________________, 2000, and will expire on ________, ____; Tenant has one (1) option to renew the Lease term, for an additional period of five (5) years.

        3. Tenant has paid all fixed and additional rent and other sums which are due and payable under the Lease through the date hereof, and Tenant has not made and will not make any prepayments of fixed rent for more than one month in advance. There are no presently unexpired rental concessions or abatements due under the Lease except as set forth on Schedule A annexed hereto. Tenant has no credits, offsets, abatements, defenses, counterclaims or deductions against any rental or other payments due under the Lease or with respect to its performance of the other terms and conditions of the Lease, and has asserted no claims against Landlord.

        4. Tenant has paid to Landlord a security deposit in the amount of ______________. Tenant has not made any other the payments to Landlord as a security deposit, advance or prepaid rent.

        5. Tenant has accepted the Leased Premises. Tenant is not entitled to any further payment or credit for tenant work except a credit against Base Rent during the initial term of $_____ per square foot.

        6. To the best knowledge of Tenant, Landlord is not in default in the performance of any of the terms of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not delivered to Landlord any notice of default with respect to Landlord's obligations under the Lease.

        7. Tenant is in actual possession of the entire Leased Premises and, to the best knowledge of Tenant, is not in any respect in default under any of the terms and conditions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not received from Landlord any notice of default with respect to Tenant's obligations under the Lease.

        8. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the Lease, nor subleased any of the Leased Premises, nor permitted any person or entity to use the Leased Premises, except as otherwise indicated on Schedule A annexed hereto.

        9. Except as expressly provided in the Lease, Tenant

               (i) does not have any right to renew or extend the term of the

        Lease,

               (ii) does not have any right to cancel or surrender the Lease prior to the expiration of the term of the Lease,

               (iii) does not have any option or rights of first refusal or first offer to purchase or lease all or any part of the Leased Premises or the real property of which the Leased Premises are a part, and

               (iv) does not have any right, title or interest with respect to the Leased Premises other than as lessee under the Lease.

        10. To the best knowledge of Tenant, all systems, elements and components of the Leased Premises are in good working order and repair and sound operating condition. To the best knowledge of Tenant, Tenant's use and occupancy of the Leased Premises complies with all applicable building, zoning, land use, environmental, anti-pollution, health, fire, safety, access accommodations for the physically handicapped, subdivision, energy and resource conservation and similar laws, statutes, rules, regulations and ordinances, and all covenants, conditions and restrictions applicable to the Leased Premises. Tenant has not received any notice, citation or other claim alleging any violation of any such law, statute, rule, regulation, ordinance, covenant, condition or restriction.

        11. The individual executing this Tenant Estoppel Certificate on behalf of Tenant represents and warrants that he or she has the power and the authority to execute this Tenant Estoppel Certificate on behalf of Tenant.

        12. Landlord has advised Tenant that ________________ will rely upon the truth of this certification in making the _____________ , and Landlord has advised Tenant that _________________ will rely upon the truth of this certification in acquiring the Leased Premises. This Tenant Estoppel Certificate shall inure to the benefit of ________________ and their respective nominees, successors, assigns, participants and designees and shall be binding upon Tenant and its successors and assigns.

        Dated this ______ day of _____________,________.

                                        Tenant

                                        Macromedia, Inc.

                                        By:_____________________________________
                                        Its:____________________________________

                                   EXHIBIT C

                            BASE BUILDING CONDITION

1.      Building interiors "as is."

2. Base building main sprinkler loop including sprinkler heads at a minimum density required by code.

3. Existing fire alarms, smoke detectors, strobe lights, exit door lights and supporting power panel requirements (Life Safety Systems) to be utilized in current working condition.

4. Roof mounted HVAC equipment repaired as necessary with main ducts and risers stubbed to the ceiling of each floor.

5. Electrical utilities are provided with a main tenant electrical panels providing a total amp service. Secondary raceways and distribution wiring for power and lighting shall be paid for by tenant.

6.      Men's and women's restroom which shall be ADA compliant.

7. Finished fire stairs, ramps and mezzanine all built to meet current governmental codes. Lighting System Title 24 compliant.

8.      An ADA compliant elevator to service the building.

9. The addition of new exterior full-panel glass windows in prior openings that have been blocked in.

10. Tenant shall be 100% responsible for the maintenance and repair of the foundation, structure, all load bearing walls, exterior walls, roof and roof structure.

11.     Tenant responsible for any and all remodeling or construction costs.

By____________________________________       By_________________________________
          (Paul F. Oelsner)
  Its General Partner                          Its______________________________




Agreed as to Commission:

Polotnick Properties                         BT Commercial Real Estate

      /s/ DAVID POLATNICK                           /s/ STEPHANIE ELKINS
______________________________________       ___________________________________
         (David Polatnick)                             (Stephanie Elkins)